UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2016
_________________________________
Strategic Realty Trust, Inc.
(Exact name of Registrant specified in its Charter)
_________________________________

Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
66 Bovet Road, Suite 100
San Mateo, California, 94402
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (650) 343-9300
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The information required by Item 1.01 is included in Item 2.01 below and is incorporated by reference herein.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Strategic Realty Trust, Inc. (the “Company”), through an indirect subsidiary, entered into a Purchase and Sale Agreement dated November 21, 2016 with Sunset Triangle Investors, LLC, a California limited liability company, to purchase a retail property located in the Silver Lake neighborhood of Los Angeles, California (the “Silver Lake Property”). The seller is not affiliated with the Company or its external advisor.
On January 11, 2017, pursuant to the terms of the Purchase and Sale Agreement, the Company closed on the purchase of the Silver Lake Property. The Silver Lake Property totals 10,497 square feet of retail space and is currently 100% leased to multiple tenants. The purchase price was $13.3 million subject to customary closing costs and proration adjustments. The Company funded the purchase of the Silver Lake Property using borrowings under its Amended and Restated Revolving Credit Facility with KeyBank.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements.
Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that we intend to file the required financial statements on or before March 30, 2017, by amendment to this Form 8-K.
(b) Pro Forma Financial Information.
See Paragraph (a) above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: January 11, 2017	By:	/s/ Andrew Batinovich
Andrew Batinovich
Chief Executive Officer